Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-139127, 333-152951, 333-168787 and 333-184823) of Willdan Group, Inc. of our reports dated December 26, 2014, December 29, 2014 and January 7, 2015 relating to the financial statements of Abacus Resource Management Company.

/s/ David A. Kuykendall
David A. Kuykendall, CPA
President

Oregon City, Oregon
September 24, 2015